UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2025

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2025, Plymouth Industrial REIT, Inc. (the “Company”) entered into a Contract of Sale and Purchase (the “Purchase Agreement”) with OH I&L LL, LLC, an unrelated third party (the “Seller”), to acquire a 21-building industrial property portfolio for $193.0 million (the “Ohio Light Industrial Acquisition”). The portfolio consists of approximately 1.95 million of rentable square feet across the Cincinnati, Cleveland, and Columbus markets. The Ohio Light Industrial Acquisition is expected to close by June 18, 2025, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the Ohio Light Industrial Acquisition will be consummated on the terms described herein or at all. A $3.86 million earnest money deposit has been made. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties. If, subject to certain conditions, the Seller fails to perform its material obligations pursuant to the Purchase Agreement within five (5) business days following receipt of notice of such failure, or such reasonable time if such failure cannot reasonably be cured within five (5) business days, the Company may either terminate the Purchase Agreement or enforce specific performance of the Purchase Agreement against the Seller.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential purchase of the property portfolio described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented and update by the Company’s other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*+	Contract of Sale and Purchase, dated as of May 29, 2025, by and between Plymouth Industrial REIT, Inc. and OH I&L LL, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

_____________

*	Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6).
+	Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: June 3, 2025	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer